Exhibit 10.22

GOOGLE REGISTRATION RIGHTS AGREEMENT

MARCH __, 2006

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of March __, 2006, by and among Time Warner Inc., a Delaware corporation, AOL Holdings LLC, a Delaware limited liability company (“Holdco”), and Google Inc., a Delaware corporation (“Google”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1 hereof.

RECITALS

WHEREAS, Google, Time Warner Inc. and America Online, Inc. have entered into a Contribution Agreement, dated as of [                    ] (the “Contribution Agreement”).

WHEREAS, pursuant to the Contribution Agreement Google will be issued limited liability company interests in Holdco (the “Securities”) in exchange for one billion dollars ($1,000,000,000) in cash.

WHEREAS, it is a condition to the closing of the sale of the Securities to Google pursuant to the Contribution Agreement that Holdco and Google execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Contribution Agreement, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “business day” shall mean any day other than a Saturday or Sunday or a day on which banks in New York, New York are closed.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Company” shall mean Holdco; provided that following the Entity Conversion, “Company” shall mean the Conversion Entity.

(d) “Contribution Agreement” shall have the meaning set forth in the Recitals.

(e) “Conversion Entity” shall mean the corporation resulting from the Entity Conversion.

(f) “Conversion Stock” shall mean the Common Stock of the Conversion Entity issued in exchange for the membership interests of Holdco upon the Entity Conversion.

(g) “Distribution” shall mean a distribution (by pro rata distribution or dividend, by exchange offer/”split-off” or by any comparable means) of direct or indirect equity interests of Holdco or Conversion Stock to the holders of TW Common Stock or the holders of capital stock of any parent entity of TW; provided that such equity interests or Conversion Stock are (immediately following such distribution) registered under the Exchange Act and registered on or listed for trading on, as applicable, an Eligible Exchange.

(h) “Eligible Exchange” shall mean either the New York Stock Exchange or the Nasdaq National Market.

(i) “Entity Conversion” shall mean the conversion of Holdco from a limited liability company to a corporation pursuant to Section 9.01 of the Operating Agreement.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(k) “Google” shall mean Google Inc., a Delaware corporation.

(l) “Holder” shall mean any Google Entity (as such term is defined in the Operating Agreement) that is a holder of Registrable Securities.

(m) “Indemnified Party” shall have the meaning set forth in Section 2.4(c).

(n) “Indemnifying Party” shall have the meaning set forth in Section 2.4(c).

(o) “Initial Public Offering” shall mean the closing of the Conversion Entity’s first public offering of its common stock pursuant to an effective registration statement under the Securities Act.

(p) “Initiating Holder” shall mean any Holder making a Demand Registration Request pursuant to Section 2.1.

(q) “Inspectors” shall have the meaning set forth in Section 2.3(k).

(r) “IPO Demand” shall mean a request for registration pursuant to Section 2.1 which registration would constitute the Initial Public Offering of the Company.

(s) “Material Adverse Effect” on the Company shall mean a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

(t) “Minimum Amount” shall mean (i) if in connection with an IPO Demand, the lesser of: (x) an amount of Registrable Securities the aggregate market value of which is equal to $200 million or more, as determined and certified in writing by the proposed managing underwriter of the Initial Public Offering, and (y) 40% of the Registrable Securities then held by the Holders and (ii) if in connection with a Demand Registration Request made after the Initial Public Offering or the Distribution, as the case may be, the lesser of: (x) an amount of Registrable Securities the aggregate value of which is equal to $100 million or more based on the closing sale prices of Conversion Stock on an Eligible Exchange, as reported in The Wall Street Journal, Northeastern edition, for each of the twenty (20) consecutive Trading Days immediately preceding such Demand Registration Request and (y) 20% of the Registrable Securities then held by the Holders.

(u) “Operating Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Holdco, as such may be amended from time to time in accordance with the provisions thereof.

(v) “Other Selling Stockholders” shall mean persons other than Holders (including any Time Warner Entity (as such term is defined in the Operating Agreement)) who either: (i) by virtue of agreements with the Company, are entitled to include their Other Shares in any registration subject to this Agreement or (ii) hold Other Shares sought to be included in a registration subject to this Agreement.

(w) “Other Shares” shall mean shares of common stock or other equity interests of the Company, other than Registrable Securities, with respect to which registration rights have been granted or are otherwise sought to be included in a registration subject to this Agreement.

(x) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act or the Exchange Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

(y) “Registrable Securities” shall mean (i) shares of Conversion Stock issued or issuable pursuant to the conversion of the Securities upon the Entity Conversion; (ii) any Conversion Stock otherwise acquired by the Holders after the date hereof in a manner that is not in violation of the Operating Agreement; and (iii) any common stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) or (ii) above; provided, however, that Registrable Securities shall not include any securities described in clause (i), (ii) or (iii) above which (A) have previously been registered under the Securities Act, (B) have been sold to the public either pursuant to an effective registration statement or Rule 144 under the Securities Act or (C) have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned pursuant to Section 2.8.

(z) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of additional counsel for the Holders.

(aa) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(bb) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(cc) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(dd) “Securities” shall have the meaning set forth in the Recitals.

(ee) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(ff) “Selling Expenses” shall mean all underwriting discounts, brokers or other selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(gg) “Shelf Registration” shall mean a registration on Form S-3 (or any successor thereto) or any other appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the Commission) providing for the sale of securities on a delayed or continuous basis.

(hh) “Suspension Period” shall have the meaning set forth in Section 2.3(d).

(ii) “Trading Day” shall mean, for a particular equity security, a day on which trading prices for such equity security are quoted on the Eligible Exchange on which such equity security is traded.

(jj) “TW” shall mean Time Warner Inc., a Delaware corporation, unless and until any of the following events occur: (i) any person the common stock of which is registered under Section 12 of the Exchange Act becomes the beneficial owner of more than 50% of the total outstanding equity interests of Time Warner Inc. and Time Warner Inc. ceases to have its common stock registered under the Exchange Act and listed on a national securities exchange, in which case “TW” shall mean such person, (ii) Time Warner Inc. consolidates with or merges with or into, or transfers all or substantially all its assets to, any person the common stock of which is registered under Section 12 of the Exchange Act, in which case “TW” shall mean such person, or (iii) Time Warner Inc. transfers all (but not less than all) of its equity interests in the Company, directly or indirectly, to any person the common stock of which is registered under Section 12 of the Exchange Act, in which case “TW” shall mean such person.

(kk) “TW Common Stock” shall mean the common stock of TW.

(ll) “Withdrawn Registration” shall have the meaning set forth in Section 2.1(f).

Section 2

Registration Rights

2.1 Request for Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request (a “Demand Registration Request”) signed by such Initiating Holders that the Company effect any registration with respect to not less than a Minimum Amount of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders, including the proposed managing underwriters, if any), the Company will as soon as practicable (but in any event within sixty (60) calendar days of the Demand Registration Request), file such registration and use its reasonable best efforts to cause such registration to become effective (including, without limitation, filing pre-effective and post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act and/or Exchange Act and any other governmental regulations or requirements) and to permit or facilitate the sale and distribution of such Registrable Securities. Upon receipt of such request, the Company shall promptly deliver notice of such request to all other Holders who each shall then have twenty (20) calendar days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and, in such event, the right of any such other Holder to participate in such registration shall be conditioned upon such

Holder’s participation in such underwritten public offering and the inclusion of such Holder’s Registrable Securities in the underwritten public offering to the extent provided herein.

(b) Limitations on Requested Registration. No Holder shall make (or be deemed to have made) a Demand Registration Request (and, with respect to Section 2.1(b)(iv), the Company shall not be obligated to file a preliminary registration statement) pursuant to this Section 2.1:

(i) prior to the earlier of: (A) July 1, 2008, (B) one hundred eighty (180) calendar days following the effective date of the Company’s Initial Public Offering and (C) ninety (90) calendar days following a Distribution;

(ii) after the Company has effected three (3) such registrations pursuant to this Section 2.1; provided, however, that the Company shall only be required to effect two (2) such registrations pursuant to this Section 2.1 following the Initial Public Offering or Distribution (counting for all purposes of this Section 2.1(b)(ii) only registrations which have been declared or ordered effective and pursuant to which either: (A) all securities registered thereunder have been sold, or (B) the registration statement relating thereto has been effective and not suspended for the applicable period set forth in Section 2.3(a));

(iii) during the period starting with the date thirty (30) calendar days (sixty (60) calendar days in the case of an IPO Demand) prior to the Company’s reasonably estimated date of filing of, and ending on the date ninety (90) calendar days (one hundred eighty (180) calendar days in the case of an IPO Demand or such shorter period to which any officer or director of the Company or holder of at least five percent (5%) of the Company’s outstanding securities is subject pursuant to a lockup restriction similar to that described in Section 2.7) immediately following the effective date of, any registration statement pertaining to securities offered by the Company (other than a registration of securities on Form S-8 (as promulgated under the Securities Act), a registration of securities on Form S-4 (as promulgated under the Securities Act), a registration of securities in a Rule 145 transaction, or a registration of securities with respect to an employee benefit plan (including in each case pursuant to successor forms and rules)), provided that the Company is actively employing in good faith its reasonable best efforts to cause such registration statement to be filed (if not already filed) and to become effective and the managing underwriter(s) of such offering certifies in writing that the registration of Registrable Securities would have, in its reasonable estimation, a material adverse effect on the marketability of the offering for which such registration statement was filed; or

(iv) if the Company shall furnish to the Holders a certificate signed by any executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, by majority vote, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) calendar days after receipt of the Demand Registration Request; provided, however, that the Company shall not defer its obligation in this manner for more than an aggregate of one hundred twenty (120) calendar days in any consecutive twelve-month period; or

(c) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 2.1(d) and 2.9, include Other Shares, and may include securities of the Company being sold for the account of the Company.

(d) Form of Registration; Underwriting.

(i) The Initiating Holders shall determine the method of distribution of the Registrable Securities covered by a Demand Registration Request pursuant to this Section 2.1, whether by means of an underwritten offering or any other lawful means, and the Initiating Holders shall determine the form of the registration statement to be used in connection therewith, whether an underwritten or non-underwritten offering on Form S-1 or Form S-3, or a Shelf Registration, subject to the Company’s eligibility to utilize such form of registration statement under the Securities Act; provided, however, that (A) any such method of distribution (other than a firm commitment underwritten public offering or an offering from time to time through the facilities of an Eligible Exchange (including so-called “block trades”) pursuant to a Shelf Registration)) shall be reasonably acceptable to the Company, (B) the IPO Demand must be for a firm commitment underwritten public offering, (C) the Company shall not be required to file a Shelf Registration until after the first anniversary of an Initial Public Offering and (D) if the Company is selling securities for its own account in an Initial Public Offering, any such method of distribution shall be mutually agreed between the Company and the Initiating Holders. The right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if Other Selling Stockholders shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such Other Selling Stockholders in such underwriting and the inclusion of the Company’s and Other Selling Stockholders’ other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Sections 2.1(g) and 2.7). The Company shall (together with all Holders and Other Selling Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the holders of a majority of the Registrable Securities held by the Initiating Holders. Such representative or representatives must be reasonably acceptable to the Company, and if the representative or representatives selected by the Initiating Holders are not reasonably acceptable to the Company there must be two “co-lead” representatives, both of which must be underwriters of national reputation, one of which is selected by the Initiating Holders and the other of which is selected by the Company.

(ii) Notwithstanding any other provision of this Section 2.1, if the managing underwriter(s) advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (A) first, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders relative to all other Holders requesting to include Registrable Securities in such registration statement, (B) second, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders relative to all the Other Selling Stockholders requesting to include Other Shares in such registration statement, and (C) third, to the Company. For avoidance of doubt, no securities of the Company or Other Shares shall be included in a registration under this Section 2.1 unless all Registrable Securities that are requested to be included in such registration are so included.

(iii) If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the managing underwriter(s) or the Initiating Holders. The securities so excluded shall also be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities and Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, in the manner set forth in Section 2.1(d)(ii).

(e) Company Standstill. The Company may not (in the case of a request for registration pursuant to Section 2.1 which is for an underwritten public offering, without the consent of the managing underwriter(s)) cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within (i) one hundred eighty (180) calendar days following the effective date of any registration pursuant to this Section 2.1 if such registration is in connection with the Initial Public Offering (or such shorter period as is required by the managing underwriters, if any), or (ii) sixty (60) calendar days following the effective date of any other registration pursuant to this Section 2.1 that is not in connection with the Initial Public Offering (or such shorter period as is required by the managing underwriters, if any).

(f) Right to Terminate Registration. The holders of a majority of the Registrable Securities held by the Initiating Holders to be included in a registration pursuant to this Section 2.1 shall have the right to terminate or withdraw any registration under this Section 2.1 prior to the effectiveness of such registration whether or not the Company, any Holder or Other Selling Stockholder has elected to include securities in such registration (a “Withdrawn Registration”), in which case the Company will no longer be required to proceed with the registration; provided, however, that such Withdrawn Registration shall be counted as a registration for the purposes of Section 2.1(b)(ii) unless either: (i) the withdrawal by the Holders occurs prior to the initial filing of a preliminary registration statement with the Commission with respect to such registration, (ii) there is a Material Adverse Effect on the Company after the filing date of the most recent annual report or, if later, the most recent quarterly report, of TW filed with the Commission on a Form 10-K or Form 10-Q, as the case may be, filed prior to the making of the relevant Demand Registration Request pursuant to Section 2.1 (the “Last SEC Report”), (iii) the Last SEC Report includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, relating to a Material Adverse Effect or (iv) in the event the Company has not previously filed a periodic report under the Exchange Act, the withdrawal occurs following a Material Adverse Effect that was not known to the Initiating Holders prior to the making of the relevant Demand Registration Request.

(g) Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 2.1 shall be borne by the Company; provided, however, that the Initiating Holders and Other Selling Stockholders (and not the Company) shall be required to pay for all expenses (including Registration Expenses) of any Withdrawn Registration (unless the withdrawal is pursuant to Section 2.1(f)(iii) or 2.1(f)(iv); provided that, in the event of a withdrawal pursuant to Section 2.1(f)(iv), the relevant Material Adverse Effect existed at the time of the relevant Demand Registration Request) pro rata among each other on the basis of the number of Registrable Securities or Other Shares proposed to be registered. All Selling Expenses relating to securities registered on behalf of the Holders or Other Selling Stockholders pursuant to Section 2.1 shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities or Other Shares so registered.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to a Demand Registration Request (including a registration contemplated by Section 2.1(b)(iii)), a registration of securities on Form S-8, a registration on Form S-4 (as promulgated under the Securities Act), a registration of securities in a Rule 145 (as promulgated under the Securities Act) transaction, a registration of securities solely with respect to an employee benefit plan, or a registration relating to the offer and sale of debt securities (including in each case pursuant to successor forms and rules), the Company will:

(i) give to the Holders written notice thereof at least twenty (20) calendar days prior to the filing of a registration therefore; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by the Holders made within twenty (20) calendar days after receipt of such written notice from the Company.

Notwithstanding the foregoing, if any such registration is being filed to effect the registration of a Distribution, the Holders shall not be entitled to include in such registration any Registrable Securities held by the Holders.

(b) Underwriting.

(i) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(ii) Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (A) first, to the Company for securities being sold for its own account, and (B) second, to the Holders and Other Selling Stockholders requesting to include Registrable Securities or Other Shares in such registration statement based on the aggregate pro rata percentage of Registrable Securities and Other Shares held by such Holders and Other Selling Stockholders, on a pari passu basis. Notwithstanding the foregoing, no such exclusion or allocation shall reduce the amount of securities of the Holders included in such registration statement below fifty percent (50%) of the total amount of securities included in such registration statement for the account of the persons other than the Company.

(iii) If a Holder or Other Selling Stockholder who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the managing underwriter(s). The Registrable Securities or Other Shares so excluded shall also be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of shares of Registrable Securities or Other Shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all Holders and Other Selling Stockholders who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth in Section 2.2(b)(ii).

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder or Other Selling Stockholder has elected to include securities in such registration.

(d) Expenses of Registration. All Registration Expenses incurred in connection with any registrations pursuant to this Section 2.2 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders or Other Selling Stockholders pursuant to this Section 2.2 shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities or Other Shares so registered, and it shall be a further condition to the participation of Other Selling Stockholders in such registration that they have agreed in writing to pay their pro rata portion of such Selling Expenses.

(e) Effect of Registration. Notwithstanding any other provision of this Agreement, the Holders hereby agree that if the Company initiates a registration of equity securities for its own account in compliance with the provisions of Section 2.1(b)(iii) after the making of the IPO Demand but prior to the filing of the preliminary registration statement therefor, then, so long as the Company complies with the provisions of Section 2.1(b)(iii), such registration shall be deemed a Company registration that shall be governed by the terms of this Section 2.2 (and not by the terms of Section 2.1 other than the provisions of Section 2.1(b)(iii)) and such registration shall preempt the IPO Demand in accordance with Section 2.1(b)(iii) so long as the Company complies with the provisions of Section 2.1(b)(iii).

2.3 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2.1 and each registration effected by the Company pursuant to Section 2.2 in which any Holder participates, the Company will keep each participating Holder advised in writing as to the initiation of each registration and as to the completion thereof, and will, subject to Sections 2.1(g) and 2.2(d), at its expense:

(a) prepare and file with the Commission pre-effective amendments and post-effective amendments to such registration statement and such amendments to the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or the Exchange Act or the rules and regulations thereunder necessary to keep such registration statement effective for up to thirty (30) calendar days or, in the case of a Shelf Registration, three hundred sixty (360) calendar days, and cause the prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of: (i) such 30th or 360th calendar day, as applicable, and (ii) such time as all Registrable Securities covered by such registration statement have ceased to be Registrable Securities; provided that a reasonable time before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to each participating Holder, the managing underwriter(s) (if applicable) and their respective counsel for review and comment, copies of all documents proposed to be filed and will not file any such documents to which any of them reasonably object prior to the filing thereof;

(b) furnish to each participating Holder such number of copies of such registration statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any prospectus or prospectus supplement and such other documents as such participating

Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such participating Holder (the Company hereby consenting to the use of the prospectus or any amendment or supplement thereto in connection with such disposition);

(c) register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the participating Holders reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the participating Holders, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation, to subject itself to taxation or to consent to general service of process in any such jurisdiction where, but for the requirements of this paragraph, it would not be obligated to be so qualified or to be so subject to taxation or to general service of process;

(d) promptly notify each participating Holder at any time (a “Suspension Period”) when a prospectus relating to any such Registrable Securities is required to be delivered under the Securities Act and the Company has become aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. As promptly thereafter as is practicable using reasonable best efforts, the Company shall prepare and file, and furnish to each participating Holder a reasonable number of copies of an amendment to such registration statement and/or supplement to the related prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that, in the event that an executive officer of the Company determines in good faith that the disclosure of such information as would result in such prospectus not including an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading would be materially detrimental to the Company, the Company shall be permitted to delay the filing of such corrective amendment or supplement for a period of time not to exceed one hundred twenty (120) days; and provided further, that the time during which such registration statement shall remain effective pursuant to Section 2.3(a) (if applicable) will be extended by the number of calendar days that any Holder is prevented from selling because it is unable to deliver a prospectus as a result of a Suspension Period;

(e) notify each participating Holder at any time:

(i) when any preliminary prospectus, final prospectus or prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(iii) of the receipt by the Company of any written comments to the registration statement or the prospectus from the Commission (and the Company shall provide such comments and any responses thereto to a participating Holder upon request);

(iv) of the issuance by the Commission of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the registration statement or any order preventing the use of a related prospectus, or the initiation or any threats of any proceedings for such purposes; and

(v) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any threats of any proceeding for that purpose;

(f) otherwise comply with all applicable rules and regulations of the Commission, and make available to each participating Holder an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act; provided that the Company will be deemed to have complied with this Section 2.3(f) if it has satisfied the provisions of Rule 158 under the Securities Act;

(g) cause all such Registrable Securities to be listed on any Eligible Exchange on which the Company’s common stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such Eligible Exchange, and to provide a transfer agent and registrar and a CUSIP number for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(h) enter into agreements (including underwriting agreements) and in connection therewith:

(i) make such representations and warranties to each participating Holder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

(ii) use all reasonable efforts to obtain opinions of counsel to the Company thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriter(s), if any, and the participating Holders) addressed to the participating Holders and the underwriters, if any, covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by the participating Holders and the managing underwriter(s), if any;

(iii) use all reasonable efforts to obtain “cold comfort” letters and bring-downs thereof from the Company’s independent certified public accountants addressed to the participating Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by independent accountants in connection with underwritten offerings;

(iv) if requested, provide indemnification in accordance with the provisions and procedures of Section 2.4 to all parties to be indemnified pursuant to said section; and

(v) deliver such documents and certificates as may be reasonably requested by the participating Holders and the managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

provided, however, that the Company shall not be obligated to take any of the actions under this Section 2.3(h) more than an aggregate of three times in connection with registrations pursuant to Section 2.1;

(i) cooperate with each participating Holder and the managing underwriter(s) or underwriters or agents, if any, to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Registrable Securities to be sold under such registration statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s) or underwriters or agents, if any, or any participating Holder may request;

(j) if reasonably requested by the managing underwriter(s) or underwriters or the participating Holders, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and the participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation information with respect to the purchase price being paid by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(k) provide each participating Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such participating Holder or underwriter (collectively, the “Inspectors”) reasonable access, during normal business hours and upon prior notification, to appropriate officers of the Company and the Company’s subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates as may be reasonably necessary to enable them to exercise their due diligence responsibilities;

(l) in the event of the issuance of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain its withdrawal; and the period for which the registration statement will be kept effective will be extended by a number of calendar days equal to the number of calendar days between the issuance and withdrawal of any stop orders;

(m) only in the event of a registration in connection with an Initial Public Offering, reasonably cooperate to make available members of senior management of the Company to participate in a customary “road show” with potential purchasers of the Registrable Securities, which “road show” shall last no longer than seven (7) calendar days and shall not require more than four (4) members of senior management of the Company to make investor presentations; and

(n) cause an Entity Conversion prior to effectiveness of the registration statement if such Entity Conversion has not occurred prior to such time.

2.4 Indemnification and Contribution.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each of its officers, directors, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any preliminary prospectus, final prospectus, summary prospectus, “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, each of its officers, directors, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further, that, the obligations of the Company contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such preliminary prospectus, final prospectus, summary prospectus, “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such preliminary prospectus, final prospectus, summary prospectus, issuer free writing prospectus, offering circular, or other document (including any related registration statement, notification, or the like) in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder contained in this Section 2.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); provided, further, that in no event shall any indemnity under this Section 2.4 exceed the net proceeds from the offering received by such Holder unless such liability arises out of or is based on wilful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations provided, that, in no event shall any contribution by a Holder under this Section 2.4(d) exceed the net proceeds from the offering received by such Holder unless such liability arises out of or is based on wilful misconduct by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.5 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.6 Rule 144 Reporting and Administration.

(a) If the Company registers a class of securities under Section 12 of the Exchange Act or shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company agrees to use all reasonable efforts to:

(i) make and keep “public information” regarding the Company available as such term is defined in Rule 144 under the Securities Act; and

(ii) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

(b) From and after an Initial Public Offering, the Company shall use all reasonable efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

2.7 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, or make any short sale of, any common stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) calendar day period following the effective date of the Initial Public Offering; provided that, all officers and directors of the Company and all holders of at least five percent (5%) of the Company’s outstanding securities are bound by and have entered into similar agreements. The obligations described in this Section 2.7 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

2.8 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of Registrable Securities which is a permitted transferee pursuant to the applicable terms of the Operating Agreement.

2.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Google or those Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to, or which otherwise impair, the registration rights granted to the Holders hereunder.

2.10 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1 or 2.2 shall terminate on the date that is the earlier of (i) four (4) years after the closing of the Company’s Initial Public Offering and (ii) the first date following the second anniversary of the closing of the Company’s Initial Public Offering on which (x) the Conversion Stock of the Company has been listed on an Eligible Exchange for two years and remains so listed and (y) the Company is eligible to use Form S-3 under the Securities Act.

Section 3

Miscellaneous

3.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such Registrable Securities.

3.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(a) if to Google, to:

1600 Amphitheater Parkway

Mountain View, CA 94043

Facsimile: (650) 649-1920

Attention: David C. Drummond, Senior Vice President, Corporate Development

Attention: Donald Harrison, Corporate Counsel, M&A and Securities

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94034

Facsimile: (650) 493-6811

Attention: David J. Segre

(b) if to the Company, to:

AOL Holdings LLC

c/o AOL LLC

22000 AOL Way

Dulles, VA 20166

Facsimile: (703) 265-1105

Attention: General Counsel; SVP Mergers and Acquisitions

with a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474-3700

Attention: Richard Hall

(c) if to any Holder (other than Google), at such address or facsimile number shown in the Company’s records, or, until any such person so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records.

Each such notice or other communication shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile, (ii) on the delivery date if delivered personally to the party to whom the same is directed, (iii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iv) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available addressed to the receiving party as specified on the signature page of this Agreement. Changes of the person to receive notices or the place of notification shall be effectuated pursuant to a notice given under this Section 3.2.

3.3 Governing Law. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. To the fullest extent permitted by applicable law, each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of this Agreement shall be brought only in the state or United States Federal courts located in the State of New York. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any such action or proceeding by the mailing of such documents by registered United States mail, postage prepaid, to the respective address set forth in Section 3.2.

Successors and Assigns. Without the prior written consent of the Company and Holders holding a majority of the Registrable Securities, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party hereto to any third party (except as expressly permitted pursuant to Section 2.8). Any attempt by a party to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement, other than as permitted by the immediately preceding sentence, shall be void. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4 Entire Agreement. This Agreement and the exhibits hereto and the applicable provisions set forth in the Operating Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.6 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

3.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.10 No Impairment. The Company agrees that it shall not amend its charter documents (e.g., certificate of formation, operating agreement, certificate of incorporation, bylaws) or enter into or amend any agreement if such amendment or agreement would materially impair or otherwise adversely affect the rights of the Holders pursuant to this Agreement.

3.11 Confidentiality. Each Holder expressly acknowledges that such Holder may receive confidential and proprietary information relating to the Company, including information relating to the Company’s financial condition and business plans, and that the disclosure of such confidential information to a third party would cause irreparable injury to the Company. Except with the prior written consent of the Company, no Holder shall disclose any such information to a third party (other than (i) on a “need to know” basis to any affiliate or any employee, agent, representative or contractor of such Holder or its affiliates or (ii) in connection with any disclosure made to a prospective Financial Investor transferee as defined in and in accordance with Section 7.04(b) of that certain Amended and Restated Limited Liability Company Agreement, by and among the parties hereto and certain additional persons, dated as of the date hereof (each of whom shall agree to maintain the confidentiality of such information)), and each Holder shall use reasonable efforts to preserve the confidentiality of such information. The obligations of a Holder under this Section 3.12 shall survive the termination of this Agreement or cessation of a Holder’s status as a Holder for a period of five years. Information exchanged between Holders shall be non-confidential unless exchanged pursuant to a separate confidentiality agreement executed between such Holders. Notwithstanding the foregoing, a Holder shall not be bound by the confidentiality obligations in this Section 3.12 with respect to any information that is currently or becomes: (a) required to be disclosed by such Holder pursuant to applicable law, including federal or state securities laws, or a domestic national securities exchange rule (but in each case only to the extent of such requirement); (b) required to be disclosed in order to protect such Holder’s interest in the Company or enforce Holder’s rights under this Agreement (but in each case only to the extent of such requirement and only after consultation with the Company); (c) publicly known or available in the absence of any improper or unlawful action on the part of such Holder; or (d) known or available to such Holder via legitimate means other than through or on behalf of the Company or the other Holders.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

TIME WARNER INC.

By:

Name:

Title:

“COMPANY” AOL HOLDINGS, LLC

By:

Name:

Title: Chief Executive Officer

“GOOGLE” GOOGLE, INC.

By:

Name:

Title:

[SIGNATURE PAGE FOR THE REGISTRATION RIGHTS AGREEMENT]